UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2015

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Parrott Drive Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 567-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2015, Cara Therapeutics, Inc. (the “Registrant”) filed with the Securities and Exchange Commission, or SEC, a preliminary prospectus supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, or the Securities Act, in which the Registrant disclosed that it had $43.2 million of cash and cash equivalents as of June 30, 2015.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, regardless of any general incorporation language.

Item 8.01. Other Events.

On July 29, 2015, the Registrant entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named therein, relating to the issuance and sale of 3,763,440 shares of the Registrant’s common stock (the “Offering”) at a price to the public of $18.60 per share. The Registrant also granted the underwriters a 30-day option to purchase up to 564,516 additional shares of its common stock. The gross proceeds to the Registrant from the Offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $70 million before deducting the underwriting discounts and commissions and offering expenses payable by the Registrant.

The underwriting agreement contains customary representations, warranties, covenants and agreements by the Registrant, indemnification obligations of the Registrant and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the underwriting agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made by means of a written prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-203072), previously filed by the Registrant with the SEC and declared effective by the SEC on May 13, 2015. The underwriting agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On July 27, 2015, the Registrant issued a press release announcing that it had commenced the Offering. On July 29, 2015, the Registrant issued a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated July 29, 2015.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release dated July 27, 2015.

99.2	Press Release dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ JOSEF SCHOELL
Josef Schoell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: July 31, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 29, 2015.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release dated July 27, 2015.

99.2	Press Release dated July 29, 2015.